EXHIBIT 99.1

StellarOne Corporation Announces 2008 Earnings of $9.4 Million or $.45 Per Diluted Common Share

CHARLOTTESVILLE, Va., Jan. 28, 2009 (GLOBE NEWSWIRE) -- StellarOne Corporation (Nasdaq:STEL) (StellarOne) today reported a fourth quarter loss and earnings for the full year of 2008. For the fourth quarter, StellarOne incurred a net loss to common shareholders of $898 thousand or $.04 per diluted common share, compared to earnings of $4.1 million or $.38 per diluted share, earned during the fourth quarter of 2007.

O.R. Barham, Jr., President and CEO, commented, "We are disappointed to report a loss for the quarter, but the announced recession and continuing turbulence in the financial markets continue to impact asset quality and resulting earnings. We had several significant charge-offs during the quarter and increased our provision for loan losses to provide an additional level of reserve for loan losses that would be anticipated in a recessionary environment. We are encouraged by the fact that our non-performing assets did not increase measurably during the quarter and past due levels for our commercial and commercial real estate portfolios continue to be modest. However, the real estate construction component of our portfolio continues to be a challenge, and we would anticipate a continuation of elevated provisioning and charge-off activity for 2009."

"As we close the book on 2008, I am incredibly proud of what our company has accomplished this year. We have combined and reengineered two fine companies into a company that is poised to achieve great things. The dedication and commitment of our employees, customers and stockholders gets buried in the numbers, but the fruits of this effort will bear out once market conditions improve. Our strong capital position will be a pillar of strength as we manage through this unprecedented economic climate."

"We are implementing plans to deploy our $30 million in capital invested in StellarOne as part of the U.S. Treasury Capital Purchase Program, including a continuation of lending to businesses and consumers, reduction of foreclosures through a special mortgage refinance program and fixed income investments providing assistance to municipalities."

Prior Year Comparisons Not Meaningful

StellarOne's year to date operating results include the former Virginia Financial Group, Inc. (VFG) for the entire period, but results from the former FNB Corporation (FNB) are only included from February 28, 2008 forward, representing the period subsequent to consummation of the merger of equals transaction between VFG and FNB. Historical 2007 data contained herein reflects only the results of the former VFG prior to merger.

Earnings for 2008 totaled $9.4 million compared to $17.0 million earned during 2007, a decrease of 44.7%. Diluted earnings per share for 2008 amounted to $.45 per share compared to $1.57 per share during 2007. Operating earnings for 2008 amounted to $11.1 million or $.53 per diluted share, compared to $17.0 million or $1.57 per diluted share for 2007. Operating earnings exclude the after-tax effects of merger-related integration expenses and other-than-temporary impairments.

Nonperforming Asset Levels Stable, But Asset Quality Challenges Continue

StellarOne's ratio of non-performing assets as a percentage of total assets remained elevated at 1.66% as of December 31, 2008, compared to 1.65% as of September 30, 2008. This is a result of continued declining market conditions in general. Reductions in non-performing assets were offset by a downgrade of one significant commercial business relationship of $7.1 million to nonaccrual status near the end of the period. Annualized net charge-offs as a percentage of average loans receivable amounted to 2.22% for the fourth quarter of 2008, compared to .44% for the third quarter of 2008. Charge-offs of $6.2 million or 49% of net charge-offs for the quarter were concentrated in two construction and development relationships.

StellarOne recorded a provision for loan losses of $11.0 million for the fourth quarter of 2008, an increase of $5.0 million compared to the third quarter of 2008. The fourth quarter provision compares to net charge-offs of $12.6 million for the quarter, allowing only a minimal decrease in the allowance as a percentage of total loans from 1.40% at September 30 to 1.35% at December 31, 2008, while continuing to maintain reserves commensurate with the loan portfolio's inherent risk. While it is difficult to predict the impact or length of the recessionary economy, StellarOne anticipates further increases to non-performing assets and net charge-offs for 2009.

Already Strong Capital Levels Benefit from TARP Participation

StellarOne's strong capital base was enhanced by $30 million in Treasury Capital Purchase Program proceeds received late in the fourth quarter, increasing both tangible equity and Tier 1 risk-based regulatory capital for the fourth quarter of 2008. Tangible equity as a percentage of tangible assets was 10.79% at December 31, 2008 compared to 9.65% at September 30, 2008. Tier 1 risk-based capital ratio was 14.07% at December 31, 2008 compared to 12.94% at September 30, 2008. Both ratios are well in excess of the median for its peer group. Shareholder's equity, including preferred stock issued in connection with participation in the TARP program, represented 13.35% of total assets at December 31, while book value per common share at December 31, 2008 was $16.14 per share.

Wealth Management and Mortgage Revenues Weigh on Fee Based Revenue Results

On an operating basis, which excludes gains and losses from sale of assets, total non-interest income amounted to $6.5 million for the fourth quarter of 2008, a decrease of $587 thousand or 8.3% from $7.1 million for third quarter of 2008. Retail banking fee income amounted to $4.2 million for the fourth quarter, an increase of $127 thousand or 3.1% compared to $4.1 million for the third quarter of 2008. Mortgage banking revenue totaled $610 thousand for the fourth quarter and was relatively flat when compared to $607 thousand for the third quarter. Revenues from trust and brokerage for the fourth quarter of 2008 were $1.0 million, down $259 thousand or 19.9% compared to $1.3 million in the third quarter of 2008 on lower market valuations for assets under management. Despite revenue contraction, both mortgage and wealth management contributed earnings to the company for 2008. Revenues from other miscellaneous income sources for the fourth quarter of 2008 were $325 thousand, down $412 thousand or 55.9% compared to $737 thousand for third quarter 2008, related to decreases in title insurance and merchant processing revenues.

Operating Costs Contract

Non-interest expense for the fourth quarter of 2008 amounted to $22.1 million, a decrease of $1.1 million or 4.8% compared to the $23.2 million for the third quarter of 2008. Reductions in compensation and benefits of $686 thousand and professional fees of $458 thousand accounted for much of this decrease. StellarOne's efficiency ratio was 69.23% for the fourth quarter of 2008, compared to 66.63% for the third quarter of 2008. Excluding the effects of nonrecurring items per above, the efficiency ratio was 68.21% for the fourth quarter compared to 65.15% for third quarter of 2008.

Stable Balance Sheet with Strong Liquidity

Average loans for the fourth quarter of 2008 were $2.28 billion, essentially flat with that of third quarter 2008. Average securities were $355.9 million for the fourth quarter of 2008, up $12.6 million or 3.7% from $343.3 million for the third quarter of 2008. Average deposits for the fourth quarter were $2.34 billion, down $56.0 million or 2.4% from $2.40 billion for the third quarter of 2008. Average balance declines in non-interest bearing deposits and jumbo certificates of deposit account for most of this decrease. Total average earning assets were $2.65 billion for the fourth quarter of 2008, down $33.2 million or 1.2% compared to $2.68 billion for the third quarter of 2008. At December 31, 2008, total assets were $2.96 billion, compared to $2.99 billion at September 30, 2008. Cash and cash equivalents were $116.3 million at December 31, 2008, an increase of $35.4 million or 43.8% compared to $80.8 million at September 30, 2008. Shareholder's equity at December 31, 2008 was $394.8 million, an increase of $29.8 million or 8.2% compared to September 30, 2008.

Core Margin Experiences Moderate Compression

Net interest income, on a tax-equivalent basis and excluding the effects of purchase accounting amortization, amounted to $23.7 million for the fourth quarter of 2008, down $1.5 million or 6.0% compared to $25.2 million for the third quarter of 2008. The core net interest margin, adjusted to exclude the effect of purchasing accounting amortization, was 3.55% for the fourth quarter 2008, compared to 3.72% for the third quarter of 2008. Including the effects of purchase accounting adjustments, the net interest margin was 3.80% for the fourth quarter 2008, compared to 4.06% for the third quarter of 2008. The compression was yield driven, with the average yield on earning assets decreasing to 6.03% as compared to 6.30% for the third quarter of 2008. The pricing structure for approximately 34% of the company's loan portfolio is tied to the LIBOR and Prime rate indices. Both of these indices have declined sharply since the end of the third quarter and have triggered a lower rate of return on the company's variable rate loan products which resulted in decreased yield. The cost of interest bearing liabilities remained relatively flat for the same periods.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole affiliate, StellarOne Bank, StellarOne operates 62 full-service financial centers, one loan production office, and over 80 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets and foreclosed assets. It also refers to operating earnings, which reflects net income and associated performance ratios adjusted for non-recurring expenses associated with mergers, asset gains and losses or expenses that are unusual in nature. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. These are non-GAAP financial measures that we believe provide investors with important information regarding our operational efficiency. Comparison of our efficiency ratio or operating earnings with those of other companies may not be possible, because other companies may calculate them differently. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne's actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from StellarOne's acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne's markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to StellarOne's filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

 SELECTED FINANCIAL DATA
 StellarOne Corporation (Nasdaq:STEL)
 (Dollars in thousands, except per share data)
 --------------------------------------------------------------------

 SUMMARY INCOME       Three Months Ended       Twelve Months Ended
  STATEMENT                December                  December
 ----------------- ------------------------  ------------------------
                      2008         2007         2008         2007
                   -----------  -----------  -----------  -----------
   Interest income
    - taxable
    equivalent     $    40,206  $    24,973  $   158,571  $   101,322
   Interest expense     14,869       10,335       57,821       41,390
                   -----------  -----------  -----------  -----------
   Net interest
    income -
    taxable
    equivalent          25,337       14,638      100,750       59,932
   Less: taxable
    equivalent
    adjustment             588          542        2,335        1,621
                   -----------  -----------  -----------  -----------
   Net interest
    income              24,749       14,096       98,415       57,769
   Provision for
    loan and lease
    losses              11,000        1,674       20,787        2,040
                   -----------  -----------  -----------  -----------
   Net interest
    income after
    provision for
    loan and lease
    losses              13,749       12,422       77,628       55,729
   Noninterest
    income               6,396        4,969       24,291       16,967
   Noninterest
    expense             22,054       11,733       88,860       48,841
   (Benefit)
    provision for
    income taxes        (1,064)       1,537        3,648        6,853
                   -----------  -----------  -----------  -----------
   Net (loss)
    income         $      (845) $     4,121  $     9,411  $    17,002
                   ===========  ===========  ===========  ===========
   Dividends and
    accretion on
    preferred stock        (53)          --          (53)          --
   Net (loss)
    income
    available to
    common
    shareholders   $      (898) $     4,121  $     9,358  $    17,002
                   ===========  ===========  ===========  ===========

   Earnings (Loss)
    per share
    available to
    common
    shareholders
   Basic           $     (0.04) $      0.38  $      0.45  $      1.58
   Diluted         $     (0.04) $      0.38  $      0.45  $      1.57

 SUMMARY AVERAGE      Three Months Ended       Twelve Months Ended
  BALANCE SHEET            December                  December
 ----------------- ------------------------  ------------------------
                      2008         2007         2008         2007
                   -----------  -----------  -----------  -----------
   Total loans     $ 2,280,419  $1,214,274   $2,120,085   $1,210,638
   Total securities    355,929     245,601      337,983      257,881
   Total earning
    assets           2,650,566   1,460,908    2,500,555    1,470,445
   Total assets      2,954,526   1,576,586    2,778,121    1,583,182
   Total deposits    2,324,441   1,166,587    2,163,740    1,224,094
   Shareholders'
    Equity             367,997     160,745      330,381      155,668

 PERFORMANCE          Three Months Ended       Twelve Months Ended
  RATIOS                   December                  December
 ----------------- ------------------------  ------------------------
                      2008         2007         2008         2007
                   -----------  -----------  -----------  -----------
   Return on
    average assets       -0.11%        1.04%        0.34%        1.07%
   Return on
    average equity       -0.91%       10.17%        2.85%       10.92%
   Return on
    average
    realized
    equity (A)           -0.91%       10.20%        2.84%       10.88%
   Net interest
    margin (taxable
    equivalent)           3.80%        3.98%        4.03%        4.08%
   Efficiency
    (taxable
    equivalent) (B)      69.23%       63.18%       69.56%       64.39%

 CREDIT QUALITY       Three Months Ended       Twelve Months Ended
                           December                  December
 ----------------- ------------------------  ------------------------
                      2008         2007         2008         2007
                   -----------  -----------  -----------  -----------
   Allowance for
    loan losses:
   Beginning of
    period         $    32,101  $    14,617  $    15,082  $    14,500
   Provision for
    loan losses         11,000        1,674       20,787        2,040
   Charge-offs         (12,979)      (1,329)     (18,191)      (1,762)
   Recoveries              342          120        1,247          304
                   -----------  -----------  -----------  -----------
   Net charge-offs     (12,637)      (1,209)     (16,944)      (1,458)
   Allowance
    acquired via
    acquisition             --           --       11,539           --
                   -----------  -----------  -----------  -----------
   End of period   $    30,464  $    15,082  $    30,464  $    15,082
                   ===========  ===========  ===========  ===========

                                               Twelve Months Ended
                           December 31               December
                   ------------------------  ------------------------
                      2008         2007         2008         2007
                   -----------  -----------  -----------  -----------
   Total
    non-performing
    assets         $    49,118  $     6,964
   Nonperforming
    assets as a %
    of total assets:      1.66%        0.44%
   Nonperforming
    assets as a %
    of loans plus
    foreclosed
    assets                2.17%        0.57%
   Allowance for
    loan losses as
    a % of total
    loans                 1.35%        1.23%
   Net charge-offs
    as a % of
    average loans
    outstanding           2.22%        0.10%        0.80%        0.12%

 CAPITAL MANAGEMENT        December 31
 ----------------- ------------------------
                      2008         2007
                   -----------  -----------
   Risk based
    capital ratios
   Tier 1                14.07%       12.05%
   Tangible equity
    ratio                10.79%        9.04%
   Tangible common
    equity ratio          9.75%        9.04%
   Period end
    shares issued
    and outstanding 22,605,063   10,795,943

                     Three Months Ended         Twelve Months Ended
                           December                  December
                   ------------------------  ------------------------
                      2008         2007         2008         2007
                   -----------  -----------  -----------  -----------
   Shares issued         5,840          846   11,809,120       11,640
   Average
    common shares
    issued and
    outstanding     22,601,965   10,795,877   20,725,650   10,793,177
   Average diluted
    common shares
    issued and
    outstanding     22,665,604   10,817,458   20,794,127   10,817,127
   Dividends paid
    per common
    share          $      0.16  $      0.16  $      0.64  $      0.64

 SUMMARY ENDING
  BALANCE SHEET            December 31
 ----------------- ------------------------
                      2008         2007
                   -----------  -----------
   Total loans     $2,263,291   $1,226,589
   Total securities   327,346      230,226
   Total earning
    assets           2,613,592    1,463,959
   Total assets      2,956,514    1,594,818
   Total deposits    2,323,108    1,142,547
   Shareholders'
    Equity             394,785      162,768
   Book value per
    share          $     17.46  $     15.08

   OTHER DATA
   End of period
    full time
    employees              846          496

 NOTES:
 (A) Excludes the effect on average stockholders' equity of
     unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
 (B) Computed by dividing non-interest expense by the sum of net interest income and non-interest income, net of gains or losses on securities, fixed assets and foreclosed assets. This is a non-GAAP financial measure, which we believe provides
     investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.
 (C) Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (Nasdaq:STEL)
 (Dollars in thousands, except per share data)

 SELECTED BALANCE SHEET DATA
                                                For the
                                           Three Months Ended
                                        12/31/2008     12/31/2007
                                        ----------     ----------
 Assets

   Cash and cash equivalents            $  116,276     $   41,793

   Securities available for sale           326,426        227,569
   Securities held to maturity                 920          2,657
     Total securities                      327,346        230,226

   Mortgage loans held for sale             15,847          5,354

   Real estate - construction              358,587        199,281

   Real estate - 1-4
    family residential                     764,811        331,029
   Real estate - commercial
    and multifamily                        840,811        538,776
   Commercial, financial
    and agricultural                       225,637        125,410

   Consumer loans                           58,075         26,169

   All other loans                          15,370          5,924
     Total loans                         2,263,291      1,226,589
   Deferred loan costs                       1,295          1,088

   Allowance for loan losses              (30,464)       (15,082)
     Net loans                           2,234,122      1,212,595

   Premises and equipment, net              89,022         37,307

   Core deposit intangibles, net            10,266          3,225

   Goodwill                                 74,582         13,896

   Bank owned life insurance                28,903         10,725
   Foreclosed assets                         4,627          3,031
   Other assets                             55,523         36,666

     Total assets                        2,956,514      1,594,818

 Liabilities
   Deposits:
     Noninterest bearing deposits          307,621        204,774

     Money market &
      interest checking                    742,212        306,983

     Savings                               187,448         78,626
     CD's and other time deposits        1,085,827        552,164

       Total deposits                    2,323,108      1,142,547

   Federal funds purchased
    and securities sold under
    agreements to repurchase                   699         20,000
   Federal Home Loan Bank advances         187,700        169,000
   Subordinated debt                        32,991         20,619
   Commercial paper                             --         68,745
   Other borrowings                             --            892
   Other liabilities                        17,231         10,247

     Total liabilities                   2,561,729      1,432,050

 Stockholders' equity

   Preferred stock                          24,496             --

   Common stock                             22,605         10,796
   Additional paid-in capital              231,333         34,488
   Retained earnings                       115,475        117,009

   Accumulated other comprehensive
    income, net                                876            475

     Total stockholders' equity            394,785        162,768

     Total liabilities and
      stockholders' equity              $2,956,514     $1,594,818

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (Nasdaq:STEL)
 (Dollars in thousands)
                                             For the          Percent
                                        Three Months Ended    Increase
                                      12/31/2008 12/31/2007  (Decrease)
                                       ---------  ---------  ---------
 Interest Income
   Loans, including fees               $  35,603  $  21,747     63.71%

   Federal funds sold and deposits
    in other banks                            93         12   >100.00%
   Investment securities:
     Taxable                               2,882      1,567     83.92%
     Tax-exempt                              865        934     -7.39%
     Dividends                               175        171      2.34%
       Total interest income              39,618     24,431     62.16%

 Interest Expense
   Deposits                               12,437      7,544     64.86%
   Federal funds repurchased and
    securities sold under agreements
    to repurchase                              9        216    -95.83%
   Federal Home Loan Bank advances         1,873      1,393     34.46%
   Subordinated debt                         549        419     31.03%
   Commercial paper                           --        752   -100.00%
   Other borrowings                            1         11    -90.91%

     Total interest expense               14,869     10,335     43.87%

   Net interest income                    24,749     14,096     75.57%

 Provision for loan losses                11,000      1,674   >100.00%
   Net interest income after
    provision for loan losses             13,749     12,422     10.68%

 Noninterest Income

   Retail banking fees                     4,210      2,052   >100.00%
   Commissions and fees from
    fiduciary activities                     725        834    -13.07%
   Brokerage fee income                      316        175     80.57%
   Mortgage banking-related fees             610        593      2.87%

   (Losses) gains on sale of
    premises and equipment                   (60)     1,035   >100.00%

   Gains (losses) on securities
    available for sale                         6         (1)  >100.00%
   Losses on sale of
    foreclosed assets                        (68)        --        N/A

   Income from bank owned
    life insurance                           332        128   >100.00%

   Other operating income                    325        153   >100.00%
     Total noninterest income              6,396      4,969     28.72%

 Noninterest Expense
   Compensation and employee benefits     10,565      6,132     72.29%

   Net occupancy                           2,078        918   >100.00%
   Supplies and equipment                  1,997      1,103     81.05%

   Amortization-intangible assets            438        161   >100.00%
   Marketing                                 370        419    -11.69%
   State franchise taxes                     556        298     86.58%

   FDIC insurance                            643         35   >100.00%

   Data processing                         1,045        446   >100.00%
   Professional fees                         164        298    -44.97%

   Telecommunications                        502        236   >100.00%

   Other operating expenses                3,696      1,687   >100.00%
     Total noninterest expense            22,054     11,733     87.97%

   (Loss) income before income taxes      (1,909)     5,658   >100.00%

 Income tax (benefit) expense             (1,064)     1,537   >100.00%

   Net (loss) income                   $    (845) $   4,121   >100.00%

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (Nasdaq:STEL)
 (Dollars in thousands)
                                             For the          Percent
                                        Three Months Ended    Increase
                                      12/31/2008 12/31/2007  (Decrease)
                                       ---------  ---------  ---------
 Interest Income
   Loans, including fees               $ 139,692  $  87,902     58.92%

   Federal funds sold and deposits
    in other banks                           968         96   >100.00%
   Investment securities:
     Taxable                              10,921      6,853     59.36%
     Tax-exempt                            3,585      3,726     -3.78%
     Dividends                             1,070        582     83.85%
       Total interest income             156,236     99,159     57.56%

 Interest Expense
   Deposits                               47,939     31,551     51.94%
   Federal funds purchased and
    securities sold under agreements
    to repurchase                             73        630    -88.41%
   Federal Home Loan Bank advances         7,207      4,345     65.87%
   Subordinated debt                       1,959      1,684     16.33%
   Commercial paper                          635      3,141    -79.78%
   Other borrowings                            8         39    -79.49%

     Total interest expense               57,821     41,390     39.70%

   Net interest income                    98,415     57,769     70.36%

 Provision for loan losses                20,787      2,040   >100.00%
   Net interest income after
    provision for loan losses             77,628     55,729     39.30%

 Noninterest Income
   Retail banking fees                    14,756      7,724     91.04%
   Commissions and fees from
    fiduciary activities                   3,677      3,375      8.95%
   Brokerage fee income                    1,269        909     39.60%
   Mortgage banking-related fees           3,446      2,439     41.29%

   (Losses) gains on sale of
    premises and equipment                  (124)     1,013   >100.00%

   (Losses) gains on securities
    available for sale                       (88)        35   >100.00%

   Losses on sale of foreclosed assets    (2,497)        (1)  >100.00%

   Income from bank owned
    life insurance                         1,213        494   >100.00%

   Other operating income                  2,639        979   >100.00%
     Total noninterest income             24,291     16,967     43.17%

 Noninterest Expense
   Compensation and employee benefits     44,747     26,422     69.36%
   Net occupancy                           7,113      3,570     99.24%
   Supplies and equipment                  7,910      4,383     80.47%

   Amortization-intangible assets          1,568        646   >100.00%
   Marketing                               2,184      1,533     42.47%
   State franchise taxes                   2,091      1,138     83.74%

   FDIC insurance                          1,419        150   >100.00%

   Data processing                         3,847      1,794   >100.00%
   Professional fees                       2,000      1,005     99.00%
   Telecommunications                      1,761        976     80.43%
   Other operating expenses               14,220      7,224     96.84%
     Total noninterest expense            88,860     48,841     81.94%

   Income before income taxes             13,059     23,855    -45.26%
 Income tax expense                        3,648      6,853    -46.77%
   Net income                          $   9,411  $  17,002    -44.65%

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (Nasdaq:STEL)
 (Dollars in thousands)

                                        For the Twelve Months Ended
                                         12/31/2008      12/31/2007
                                         ----------      ----------
 Net income                              $ 9,411          $ 17,002
  Merger expense, net of tax               1,663               370
  Other, net of tax (B), (C)                  49             (361)
 Operating Earnings                       11,123            17,011

 -----------------------------------------------------------------
 Return on average assets                  0.34%             1.07%
  Effect of merger related items,
   net of tax                              0.06%            -0.02%
  Effect of other, net of tax (B)          0.00%             0.02%
 Operating return on average assets        0.40%             1.07%

 -----------------------------------------------------------------
 Return on average equity                  2.85%            10.92%
  Effect of merger related items,
   net of tax                              0.51%            -0.23%
  Effect of other, net of tax (B)          0.01%             0.24%
 Operating return on average equity        3.37%            10.93%

 -----------------------------------------------------------------
 Efficiency ratio (taxable equivalent)(A) 69.56%            64.39%
  Effect of merger related items,
   net of tax                             -1.51%             0.48%
  Effect of other, net of tax (B)          0.16%            -0.76%
 Operating efficiency ratio               68.21%            64.11%

 -----------------------------------------------------------------
 Basic earnings per share                $ 0.45            $ 1.58
  Effect of merger related items,
   net of tax                              0.08              0.03
  Effect of other, net of tax (B)            --            (0.03)
 Operating basic earnings per share        0.53              1.58

 -----------------------------------------------------------------
 Diluted earnings per share             $ 0.45             $ 1.57
  Effect of merger related items,         0.08               0.03
   net of tax
  Effect of other, net of tax (B)           --             (0.03)
 Operating diluted earnings per share     0.53               1.57

 NOTES:

 Operating earnings is only being presented for the full year as the effects of these items on the current quarter were
 nominal.

 (A)  Computed by dividing non-interest expense by the sum of net interest income and non-interest income, net of gains or
      losses on securities, fixed assets and foreclosed assets.
      This is a non-GAAP financial measure, which we believe
      provides investorswith important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio
      differently.

 (B)  2008 reflects nonrecurring professional expenses net of any related recoveries and an other than temporary impairment
      charge. The efficiency ratio was only adjusted for
      professional fees as the adjustment for the other than
      temporary impairment charge was incorporated within the
      original calculation of the ratio.

 (C)  2007 reflects accounting corrections made to a participation loan as well as accrual basis adjustments, both of which are nonrecurring in nature.

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007
 (Dollars in thousands)

                                      Three months ended December 30,
                                                (unaudited)
                                      --------------------------------
                                                     2008
                                      --------------------------------
                                       Average      Interest    Average
 Dollars in thousands                  Balance      Inc/Exp      Rates
 -----------------------------------  ----------   ----------    -----

 Assets
 Loans receivable,
  net                                 $2,280,419   $   35,725    6.23%
 Investment securities
   Taxable                               271,336        3,083    4.45%
   Tax exempt                             84,593        1,331    6.16%
                                      ----------   ----------    -----
 Total investments                       355,929        4,414    4.85%

 Interest bearing deposits                   926           10    4.23%
 Federal funds sold                       13,292           57    1.68%
                                      ----------   ----------    -----
                                         370,147        4,481    4.73%

                                      ----------   ----------
 Total earning assets                  2,650,566   $   40,206    6.03%
                                                   ==========

 Total nonearning assets                 303,960

                                      ----------
 Total assets                         $2,954,526
                                      ==========

 Liabilities and Stockholders' Equity
 Interest-bearing deposits
   Interest checking                  $  503,879   $      303    0.24%
   Money market                          224,129          910    1.61%
   Savings                               192,396        1,853    3.82%
   Time deposits:
       Less than $100,000                759,215        6,179    3.23%
       $100,000 and more                 333,315        3,193    3.80%
                                      ----------   ----------    -----
 Total interest-bearing deposits       2,012,934       12,438    2.45%

 Federal funds purchased and
  securities sold under agreements
  to repurchase                            2,928            9    1.20%
 Federal Home Loan Bank advances         206,848        1,873    3.54%
 Subordinated debt                        32,991          549    6.51%
 Commercial paper                             --           --     N/A
 Other borrowings                             --           --     N/A
                                      ----------   ----------    -----
                                         242,767        2,431    3.92%

                                      ----------   ----------    -----
   Total interest-bearing
    liabilities                        2,255,701       14,869    2.61%
                                                   ==========

   Total noninterest-bearing
    liabilities                          330,828

                                      ----------
 Total liabilities                     2,586,529
 Stockholders' equity                    367,997

                                      ----------
 Total liabilities and stockholders'
  equity                              $2,954,526
                                      ==========

 Net interest income (tax equivalent)              $   25,337
                                                   ----------

   Average interest rate spread                                  3.42%
   Interest expense as percentage of
    average earning assets                                       2.23%
   Net interest margin                                           3.80%

                                       Three months ended December 30,
                                                 (unaudited)
                                      --------------------------------
                                                    2007
                                      --------------------------------
                                       Average      Interest    Average
 Dollars in thousands                  Balance      Inc/Exp      Rates
 -----------------------------------  ----------   ----------    -----

 Assets

 Loans receivable, net                $1,214,274   $   21,786    7.12%
 Investment securities
    Taxable                              151,455        1,738    4.49%
    Tax exempt                            94,146        1,437    5.97%
                                      ----------   ----------    -----
 Total investments                       245,601        3,175    5.06%

 Interest bearing deposits                   376            4    4.16%
 Federal funds sold                          657            8    4.76%
                                      ----------   ----------    -----
                                         246,634        3,187    5.06%

                                      ----------   ----------
 Total earning assets                  1,460,908   $   24,973    6.78%
                                                   ==========

 Total nonearning assets                 115,678

                                      ----------
 Total assets                         $1,576,586
                                      ==========

 Liabilities and Stockholders' Equity
 Interest-bearing deposits
   Interest checking                  $  185,150   $      512    1.10%
   Money market                          122,022          706    2.30%
   Savings                                84,809          137    0.64%
   Time deposits:
       Less than $100,000                374,927        3,861    4.09%
       $100,000 and more                 193,877        2,328    4.76%
                                      ----------   ----------    -----
 Total interest-bearing deposits         960,785        7,544    3.12%

 Federal funds purchased and
  securities sold under agreements
  to repurchase                           17,149          216    4.93%
 Federal Home Loan Bank advances         123,441        1,393    4.42%
 Subordinated debt                        20,619          419    7.95%
 Commercial paper                         76,181          752    3.86%
 Other borrowings                            863           11    4.99%
                                      ----------   ----------    -----
                                         238,253        2,791    4.58%

                                      ----------   ----------    -----
     Total interest-bearing
      liabilities                      1,199,038       10,335    3.41%
                                                   ==========

     Total noninterest-bearing
      liabilities                        216,803

                                      ----------
 Total liabilities                     1,415,841
 Stockholders' equity                    160,745

                                      ----------
 Total liabilities and stockholders'
  equity                              $1,576,586
                                      ==========

 Net interest income (tax equivalent)              $   14,638
                                                   ==========
   Average interest rate spread                                  3.37%
   Interest expense as percentage of
    average earning assets                                       2.81%
   Net interest margin                                           3.98%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007
 (Dollars in thousands)

                                   Twelve months ended December 31,
                                              (unaudited)
                                 ------------------------------------
                                                 2008
                                 ------------------------------------
                                   Average      Interest     Average
 Dollars in thousands              Balance      Inc/Exp       Rates
 --------------------            ----------    ----------  ----------

 Assets
 Loans receivable, net           $2,120,085    $ 140,097       6.61%
 Investment securities
   Taxable                          250,134       12,081       4.75%
   Tax exempt                        87,849        5,516       6.18%
                                 ----------   ----------  ----------
 Total investments                  337,983       17,597       5.12%

 Interest bearing deposits            1,469           25       1.67%
 Federal funds sold                  41,018          852       2.04%
                                 ----------   ----------  ----------
                                    380,470       18,474       4.77%

                                 ----------   ----------  ----------
 Total earning assets             2,500,555    $ 158,571       6.34%
                                              ==========
 Total nonearning assets            277,566

                                 ----------
 Total assets                    $2,778,121
                                 ==========
 Liabilities and Stockholders'
  Equity
 Interest-bearing deposits
   Interest checking              $ 453,780      $ 1,640       0.36%
   Money market                     195,061        3,488       1.78%
   Savings                          183,323        6,584       3.58%
   Time deposits:
    Less than $100,000              699,543       23,153       3.30%
    $100,000 and more               326,407       13,073       3.99%
                                 ----------   ----------  ----------
 Total interest-bearing deposits  1,858,114       47,938       2.57%

 Federal funds purchased and
  securities sold under
  agreements to repurchase            4,297           73       1.67%
 Federal Home Loan Bank advances    205,810        7,207       3.44%
 Subordinated debt                   30,861        1,960       6.25%
 Commercial paper                    24,371          635       2.56%
 Other borrowings                       343            8       2.29%
                                 ----------   ----------  ----------
                                    265,682        9,883       3.66%

                                 ----------   ----------  ----------
   Total interest-bearing
    liabilities                   2,123,796       57,821       2.71%
                                              ==========
   Total noninterest-bearing
    liabilities                     323,944

                                -----------
 Total liabilities                2,447,740
 Stockholders' equity               330,381

                                -----------
 Total liabilities and
  stockholders' equity           $2,778,121
                                 ==========
 Net interest income
  (tax equivalent)                             $ 100,750
                                              ==========
   Average interest rate spread                                3.63%
   Interest expense as percentage
    of average earning assets                                  2.31%
   Net interest margin                                         4.03%

                                  Twelve months ended December 31,
                                             (unaudited)
                                 -----------------------------------
                                                2007
                                 -----------------------------------
                                  Average      Interest     Average
 Dollars in thousands             Balance      Inc/Exp       Rates
 --------------------            ---------    ----------  ----------

 Assets
 Loans receivable, net           $1,210,638     $ 88,059       7.27%
 Investment securities
   Taxable                          163,847        7,435       4.48%
   Tax exempt                        94,034        5,732       6.01%
                                 ----------   ----------  ----------
 Total investments                  257,881       13,167       5.04%

 Interest bearing deposits              481           18       3.69%
 Federal funds sold                   1,445           78       5.32%
                                 ----------   ----------  ----------
                                    259,807       13,263       5.04%

                                 ----------   ----------  ----------
 Total earning assets             1,470,445    $ 101,322       6.89%
                                              ==========
 Total nonearning assets            112,737

                                 ----------
 Total assets                    $1,583,182
                                 ==========
 Liabilities and Stockholders'
  Equity
 Interest-bearing deposits
   Interest checking              $ 170,475      $ 1,312       0.77%
   Money market                     147,295        3,649       2.48%
   Savings                           91,560          565       0.62%
   Time deposits:
    Less than $100,000              394,436       16,599       4.21%
    $100,000 and more               201,432        9,426       4.68%
                                 ----------   ----------  ----------
 Total interest-bearing deposits  1,005,198       31,551       3.14%

 Federal funds purchased and
  securities sold under
  agreements to repurchase           11,852          630       5.24%
 Federal Home Loan Bank advances     87,860        4,345       4.88%
 Subordinated debt                   20,619        1,684       8.06%
 Commercial paper                    71,545        3,141       4.33%
 Other borrowings                       772           39       4.98%
                                 ----------   ----------  ----------
                                    192,648        9,839       5.04%

                                 ----------   ----------  ----------
   Total interest-bearing
    liabilities                   1,197,846       41,390       3.45%
                                              ==========
   Total noninterest-bearing
    liabilities                     229,668

                                  ---------
 Total liabilities                1,427,514
 Stockholders' equity               155,668

                                 ----------
 Total liabilities and
  stockholders' equity           $1,583,182
                                 ==========
 Net interest income
  (tax equivalent)                              $ 59,932
                                              ==========
   Average interest rate spread                                3.44%
   Interest expense as percentage
    of average earning assets                                  2.81%
   Net interest margin                                         4.08%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 NORMALIZED BY EXCLUDING PURCHASE ACCOUNTING ADJUSTMENTS
 THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007
 (Dollars in thousands)

                                        Three months ended December 30,
                                                  (unaudited)
                                        ------------------------------
                                                     2008
                                        ------------------------------
                                         Average     Interest   Average
 Dollars in thousands                    Balance     Inc/Exp     Rates
 -------------------------------------  ----------   --------    -----

 Assets
 Loans receivable, net                  $2,283,708   $ 34,583    6.02%
 Investment securities
       Taxable                             271,336      3,083    4.45%
       Tax exempt                           84,593      1,331    6.16%
                                        ----------   --------    -----
 Total investments                         355,929      4,414    4.85%

 Interest bearing deposits                     926         10    4.23%
 Federal funds sold                         13,292         57    1.68%
                                        ----------   --------    -----
                                           370,147      4,481    4.73%

                                        ----------   --------
 Total earning assets                    2,653,855   $ 39,064    5.85%
                                                     ========

 Total nonearning assets                   303,960

                                        ----------
 Total assets                           $2,957,815
                                        ==========

 Liabilities and Stockholders' Equity
 Interest-bearing deposits
   Interest checking                    $  503,879   $    303    0.24%
   Money market                            224,129        910    1.61%
   Savings                                 192,396      1,853    3.82%
   Time deposits:
       Less than $100,000                  758,830      6,701    3.50%
       $100,000 and more                   333,315      3,193    3.80%
                                        ----------   --------    -----
 Total interest-bearing deposits         2,012,549     12,960    2.55%

 Federal funds purchased and
  securities sold under agreements
  to repurchase                              2,928          9    1.20%
 Federal Home Loan Bank advances           206,848      1,873    3.54%
 Subordinated debt                          32,991        549    6.51%
 Commercial paper                               --         --     N/A
 Other borrowings                               --         --     N/A
                                        ----------   --------    -----

                                           242,767      2,431    3.92%

                                        ----------   --------    -----
   Total interest-bearing
    liabilities                          2,255,316     15,391    2.70%
                                                     ========

   Total noninterest-bearing
    liabilities                            330,828

                                        ----------
 Total liabilities                       2,586,144
 Stockholders' equity                      367,997

                                        ----------
 Total liabilities and stockholders'
  equity                                $2,954,141
                                        ==========

 Net interest income (tax equivalent)                $ 23,673
                                                     ========
     Average interest rate spread                                3.15%
     Interest expense as percentage of
      average earning assets                                     2.30%
     Net interest margin                                         3.55%

                                        Three months ended December 30,
                                                  (unaudited)
                                        ------------------------------
                                                     2007
                                        ------------------------------
                                         Average     Interest   Average
 Dollars in thousands                    Balance     Inc/Exp     Rates
 -------------------------------------  ----------   --------    -----

 Assets
 Loans receivable,
  net                                   $1,214,274   $ 21,786    7.12%
 Investment securities
       Taxable                             151,455      1,738    4.49%
       Tax exempt                           94,146      1,437    5.97%
                                        ----------   --------    -----
 Total investments                         245,601      3,175    5.06%

 Interest bearing deposits                     376          4    4.16%
 Federal funds sold                            657          8    4.76%
                                        ----------   --------    -----
                                           246,634      3,187    5.06%

                                        ----------   --------
 Total earning assets                    1,460,908   $ 24,973    6.78%
                                                     ========

 Total nonearning assets                   115,678

                                        ----------
 Total assets                           $1,576,586
                                        ==========

 Liabilities and Stockholders' Equity
 Interest-bearing deposits
   Interest checking                    $  185,150   $    512    1.10%
   Money market                            122,022        706    2.30%
   Savings                                  84,809        137    0.64%
   Time deposits:
       Less than $100,000                  374,927      3,861    4.09%
       $100,000 and more                   193,877      2,328    4.76%
                                        ----------   --------    -----
 Total interest-bearing deposits           960,785      7,544    3.12%

 Federal funds purchased and
  securities sold under agreements
  to repurchase                             17,149        216    4.93%
 Federal Home Loan Bank advances           123,441      1,393    4.42%
 Subordinated debt                          20,619        419    7.95%
 Commercial paper                           76,181        752    3.86%
 Other borrowings                              863         11    4.99%
                                        ----------   --------    -----
                                           238,253      2,791    4.58%

                                        ----------   --------    -----
   Total interest-bearing
    liabilities                          1,199,038     10,335    3.41%
                                                     ========

   Total noninterest-bearing
    liabilities                            216,803

                                        ----------
 Total liabilities                       1,415,841
 Stockholders' equity                      160,745

                                        ----------
 Total liabilities and stockholders'
  equity                                $1,576,586
                                        ==========

 Net interest income (tax equivalent)                $ 14,638
                                                     ========
   Average interest rate spread                                 3.37%
   Interest expense as percentage of
    average earning assets                                      2.81%
   Net interest margin                                          3.98%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 NORMALIZED BY EXCLUDING PURCHASE ACCOUNTING ADJUSTMENTS
 TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007
 (Dollars in thousands)

                                  Twelve months ended December 31,
                                              (unaudited)
                                ------------------------------------
                                                 2008
                                ------------------------------------
                                  Average      Interest     Average
 Dollars in thousands             Balance      Inc/Exp       Rates
 --------------------           ----------    ----------  ----------

 Assets
 Loans receivable, net           $2,122,521    $ 135,508      6.39%
 Investment securities
   Taxable                          250,134       12,081      4.75%
   Tax exempt                        87,849        5,516      6.18%
                                 ----------   ----------  ----------
 Total investments                  337,983       17,597      5.12%

 Interest bearing deposits            1,469           25      1.67%
 Federal funds sold                  41,018          852      2.04%
                                 ----------   ----------  ----------
                                    380,470       18,474      4.77%

                                 ----------   ----------  ----------
 Total earning assets             2,502,991    $ 153,982      6.16%
                                              ==========

 Total nonearning assets            277,566

                                 ----------
 Total assets                    $2,780,557
                                 ==========
 Liabilities and Stockholders'
  Equity
 Interest-bearing deposits
   Interest checking              $ 453,780      $ 1,640      0.36%
   Money market                     195,061        3,488      1.78%
   Savings                          183,323        6,584      3.58%
   Time deposits:
    Less than $100,000              698,426       26,414      3.77%
    $100,000 and more               326,407       13,073      3.99%
                                 ----------   ----------  ----------
 Total interest-bearing
  deposits                        1,856,997       51,199      2.75%

 Federal funds purchased and
  securities sold under
  agreements to repurchase            4,297           73      1.67%
 Federal Home Loan Bank
  advances                          205,810        7,207      3.44%
 Subordinated debt                   30,861        1,960      6.25%
 Commercial paper                    24,371          635      2.56%
 Other borrowings                       343            8      2.29%
                                 ----------   ----------  ----------
                                    265,682        9,883      3.66%

                                 ----------   ----------  ----------
   Total interest-bearing
    liabilities                   2,122,679       61,082      2.86%
                                              ==========
   Total noninterest-bearing
    liabilities                     323,944

                                 ----------
 Total liabilities                2,446,623
 Stockholders' equity               330,381

                                 ----------
 Total liabilities and
  stockholders' equity           $2,777,004
                                 ==========
 Net interest income
  (tax equivalent)                              $ 92,900
                                              ==========
   Average interest rate spread                             3.30%
   Interest expense as
    percentage of
    average earning assets                                  2.43%
   Net interest margin                                      3.73%

                                  Twelve months ended December 31,
                                             (unaudited)
                               ------------------------------------
                                                 2007
                               ------------------------------------
                                 Average      Interest     Average
 Dollars in thousands            Balance      Inc/Exp       Rates
 --------------------          ----------    ----------  ----------
 Assets
 Loans receivable, net         $1,210,638     $ 88,059       7.27%
 Investment securities
   Taxable                        163,847        7,435       4.48%
   Tax exempt                      94,034        5,732       6.01%
                               ----------   ----------  ----------
 Total investments                257,881       13,167       5.04%

 Interest bearing deposits            481           18       3.69%
 Federal funds sold                 1,445           78       5.32%
                               ----------   ----------  ----------
                                  259,807       13,263       5.04%

                               ----------   ----------  ----------
 Total earning assets           1,470,445    $ 101,322       6.89%
                                            ==========

 Total nonearning assets          112,737

                               ----------
 Total assets                  $1,583,182
                               ==========
 Liabilities and Stockholders'
  Equity
 Interest-bearing deposits
   Interest checking            $ 170,475      $ 1,312       0.77%
   Money market                   147,295        3,649       2.48%
   Savings                         91,560          565       0.62%
   Time deposits:
    Less than $100,000            394,436       16,599       4.21%
    $100,000 and more             201,432        9,426       4.68%
                               ----------   ----------  ----------
 Total interest-bearing
  deposits                      1,005,198       31,551       3.14%

 Federal funds purchased and
  securities sold under
  agreements to repurchase         11,852          630       5.24%
 Federal Home Loan Bank
  advances                         87,860        4,345       4.88%
 Subordinated debt                 20,619        1,684       8.06%
 Commercial paper                  71,545        3,141       4.33%
 Other borrowings                     772           39       4.98%
                               ----------   ----------  ----------
                                  192,648        9,839       5.04%

                               ----------   ----------  ----------
   Total interest-bearing
    liabilities                 1,197,846       41,390       3.45%
                                            ==========
   Total noninterest-bearing
    liabilities                   229,668

                               ----------
 Total liabilities              1,427,514
 Stockholders' equity             155,668

                               ----------
 Total liabilities and
  stockholders' equity         $1,583,182
                               ==========
 Net interest income
  (tax equivalent)                            $ 59,932
                                            ==========
   Average interest rate spread                            3.44%
   Interest expense as
    percentage of
    average earning assets                                 2.81%
   Net interest margin                                     4.08%

CONTACT:  StellarOne Corporation
          Jeffrey W. Farrar, Executive Vice President and CFO
          (434) 964-2217
          jfarrar@stellarone.com